Exhibit 99.1

Contact: Rachel Webb Vice President, Investor Relations rachel.webb@jackinthebox.com 858.522.4556
Jack in the Box Inc. Reports Fourth Quarter and Full-Year 2025 Earnings
Jack in the Box same-store sales of (7.4%) in Q4 2025, (4.2%) for FY 2025
Del Taco same-store sales of (3.9%) in Q4 2025, (3.7%) for FY 2025
Diluted earnings per share of $0.30 and Operating EPS of $0.30

SAN DIEGO, Calif. November 19, 2025 – Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the Jack in the Box and Del Taco segments in the fourth quarter, ended September 28, 2025.
“While performance in the fourth quarter did not meet our expectations, we remain focused on restoring positive momentum for the Jack in the Box brand,” said Lance Tucker, Jack in the Box Chief Executive Officer. “As we enter our 75th anniversary, we're working hard to give our guests more compelling reasons to choose Jack in the Box by getting back to basics with our Jack's Way operations and marketing initiatives that leverage our iconic brand equities. As we work with urgency to strengthen our operating results over the coming quarters, I am optimistic that the improvements to our everyday execution combined with the structural changes from our Jack on Track plan will quickly lead to much improved results and increased shareholder value.”
Jack in the Box Performance
Same-store sales decreased 7.4% in the fourth quarter of 2025, comprised of a decrease in company-operated same-store sales of 5.3% and a decrease in franchise same-store sales of 7.6%. Sales performance was driven by a decrease in transactions and unfavorable menu mix, which was partially offset by menu price increases. Systemwide sales(1) for the fourth quarter decreased 7.2%.
Restaurant-Level Margin(2), a non-GAAP measure, was 16.1% for the fourth quarter, a decrease from 18.5% in the prior year quarter. Restaurant-Level Margin(2) includes inefficiencies associated with entry into the Chicago market, where the company opened 8 restaurants within the quarter, which the company expects to normalize as the market matures. The decrease was further driven by transaction
-more-

Jack in the Box Inc.

declines and inflationary increases in commodities, partially offset by menu price increases and a reversal of additional FUTA taxes in California.
Franchise-Level Margin(2), a non-GAAP measure, was 38.9% for the fourth quarter, a decrease from 40.4% a year ago. The decrease was driven primarily by lower franchise same-store sales and rolling over the benefit of franchise lease termination income in the prior year, partially offset by early termination fees due to closures as part of the closure program.
Jack in the Box opened 15 new restaurants, and closed 47 restaurants during the fourth quarter. Of these, 38 of the 47 closures were part of the “JACK on Track” block restaurant closure program. For fiscal year 2025, Jack in the Box opened 31 new restaurants, and closed 86 restaurants.

Jack in the Box Same-Store Sales:

	12 Weeks Ended		52 Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Company	(5.3)%	(2.2)%	(3.7)%	0.0%
Franchise	(7.6)%	(2.0)%	(4.3)%	(1.5)%
System	(7.4)%	(2.1)%	(4.2)%	(1.3)%
Jack in the Box Restaurant Counts:

	2025			2024
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at beginning of Q4	142	2,026	2,168	144	2,051	2,195
New	9	6	15	6	10	16
Refranchised	(1)	1	—	—	—	—
Closed	—	(47)	(47)	—	(20)	(20)
Restaurant count at end of Q4	150	1,986	2,136	150	2,041	2,191
Net Unit Increase (Decrease)	8	(40)	(32)
Q4 2025 QTD Net Unit % Increase (Decrease)	5.6%	(2.0)%	(1.5)%
Del Taco Performance
Same-store sales decreased 3.9% in the fourth quarter of 2025, comprised of franchise same-store sales decrease of 4.2% and company-operated same-store sales decrease of 3.1%. Sales performance was driven by decreases in transactions and unfavorable mix, which was partially offset by menu price increases. Systemwide sales(1) for the fourth quarter of 2025 decreased 5.4%.

Jack in the Box Inc.

Restaurant-Level Margin(2), a non-GAAP measure, was 6.8% for the fourth quarter, a decrease from 9.3% in the prior year period. This decrease was primarily driven by the impact of opening the Colorado market, combined with transaction declines, as well as inflationary increases in commodities, partially offset by menu price increases and a reversal of additional FUTA taxes in California.
Franchise-Level Margin(2), a non-GAAP measure, was 30.0% for the fourth quarter, an increase from 26.5% one year ago. The increase was driven by a lease buyout and early termination penalties, partially offset by lower sales and higher bad debt expense.
Del Taco had 4 new restaurant openings and 13 restaurant closures during the fourth quarter. For fiscal year 2025, Del Taco opened 14 new restaurants and closed 32.
Del Taco Same-Store Sales:

	12 Weeks Ended		52 Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Company	(3.1)%	(3.0)%	(2.4)%	(1.3)%
Franchise	(4.2)%	(4.2)%	(4.1)%	(1.6)%
System	(3.9)%	(3.9)%	(3.7)%	(1.5)%
Del Taco Restaurant Counts:

	2025			2024
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at beginning of Q4	132	453	585	165	432	597
New	—	4	4	1	1	2
Acquired from franchisees	—	—	—	1	(1)	—
Refranchised	—	—	—	(34)	34	—
Closed	—	(13)	(13)	—	(5)	(5)
Restaurant count at end of Q4	132	444	576	133	461	594
Net Unit Increase (Decrease)	—	(9)	(9)
Q4 2025 QTD Net Unit % Increase (Decrease)	—%	(2.0)%	(1.5)%
Company-Wide Performance
Total revenues decreased 6.6% in the fourth quarter of 2025 to $326.2 million, as compared to $349.3 million in the prior year fourth quarter.
Company-wide SG&A expense for the fourth quarter of 2025 was $36.6 million, an increase of $6.6 million compared to the prior year fourth quarter, driven primarily by an incremental contribution of $5.5 million to Jack in the Box brand advertising, as well as higher insurance costs and a decrease in COLI gains. This was partially offset by lower share-based compensation and incentive compensation.

Jack in the Box Inc.

Pre-opening costs increased $2.6 million in the fourth quarter compared to the prior year quarter, driven by new restaurant opening activity in certain Colorado, Illinois and Utah markets.
The effective tax rate was (30.4%) in the fourth quarter of 2025, which was due to an income tax benefit recorded in the quarter primarily attributable to incremental non-taxable gains from the market performance of insurance products used to fund certain non-qualified retirement plans and favorable state audit accruals recorded in the quarter. The non-GAAP operating EPS tax rate for the fourth quarter of 2025 was 11.9% primarily due to favorable state audit accruals recorded in the quarter.
Adjusted EBITDA(4), was $45.6 million in the fourth quarter of fiscal 2025 compared with $65.5 million for the prior year quarter.
Net earnings was $5.8 million for the fourth quarter of 2025, compared with $21.9 million for the prior year fourth quarter.
Diluted earnings per share was $0.30 for the fourth quarter of 2025 as compared with $1.12 in the prior year fourth quarter. Operating Earnings Per Share(3) was $0.30 in the fourth quarter compared with $1.16 in the prior year fourth quarter.
(1) Systemwide sales include company and franchised restaurant sales.
(2) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(3) Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding certain amounts. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(4) Adjusted EBITDA represents net earnings on a GAAP basis excluding certain amounts. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation
The company did not repurchase any shares of common stock in the fourth quarter of 2025. For the full year 2025, the company repurchased 0.1 million shares, for an aggregate cost of $5.0 million. As of September 28, 2025, there was $175.0 million remaining amount under share repurchase programs authorized by the Board of Directors which does not expire. As previously announced, Jack in the Box discontinued its dividend.

Guidance & Outlook
The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending September 27, 2026. All guidance represents the standalone Jack in the Box brand unless otherwise noted. Del Taco results will be reflected in discontinued operations for fiscal year 2026. As the company restructures following the sale of Del Taco, the company expects variability across quarters, as indicated below:

Jack in the Box Inc.

Fiscal Year 2026 Company-wide Guidance
•Jack in the Box Restaurant Count of 2,050 to 2,100
◦This includes approximately 20 new restaurant openings and approximately 50 to 100 closures, most of which will be franchise restaurants
•Same Store Sales of -1% to +1% vs. Fiscal Year 2025
◦The company expects first-quarter results to remain pressured, with sequential improvement anticipated over the balance of fiscal year 2026
•Company-Owned Restaurant Level Margin of 17 to 18%
◦This includes mid-single-digit commodity inflation and low-single-digit wage inflation
•Franchise Level Margin of $275 to $290 million
◦As the company continues to execute its “Jack on Track” plan, which includes a block closure program and selling real estate, both of which influence Franchise Level Margin, visibility into timing is limited.
•SG&A of $125 to $135 million
◦G&A, excluding selling and advertising, is expected to be approximately 2.5% of systemwide sales. This will remain elevated for the first half of the year and then improve into the back half of the year as the company restructures following the sale of Del Taco
◦This does not include any offset from income as part of the Transition Services Agreement (“TSA Income”) that is expected to be received as part of the Del Taco divestiture
•Depreciation and Amortization of $45 to $50 million
•Adjusted EBITDA of $225 to $240 million
•Capital Expenditures of $45 to $55 million, prioritizing sales-driving investments in technology
•As previously mentioned, the company has discontinued its dividend and share repurchase program.
Conference Call
The company will host a conference call for analysts and investors on Wednesday, November 19, 2025, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 596-4144 and using ID 7573961.

Jack in the Box Inc.

About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with approximately 2,135 restaurants across 21 states, and Del Taco®, the second largest Mexican-American QSR chain by units in the U.S. with approximately 575 restaurants across 18 states. For more information on both brands, including franchising opportunities, visit www.jackinthebox.com and www.deltaco.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. This press release also contains forward-looking statements regarding the anticipated consummation of the proposed sale of Del Taco and the expected timing thereof. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. There can be no assurance that the proposed sale of Del Taco will be completed as currently contemplated or at all. These and other factors are discussed in the company’s

Jack in the Box Inc.

annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		52 Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Revenues:
Company restaurant sales	$142,515	$151,417	$627,344	$709,035
Franchise rental revenues	80,663	87,281	368,643	375,428
Franchise royalties and other	52,078	54,463	232,820	238,170
Franchise contributions for advertising and other services	50,937	56,129	236,507	248,673
	326,193	349,290	1,465,314	1,571,306
Operating costs and expenses, net:
Food and packaging	41,949	42,974	171,077	199,271
Payroll and employee benefits	50,627	53,022	222,155	238,047
Occupancy and other	31,496	32,532	129,188	139,305
Franchise occupancy expenses	56,783	57,675	254,387	245,379
Franchise support and other costs	4,081	4,374	18,997	17,281
Franchise advertising and other services expenses	53,389	58,930	243,580	259,131
Selling, general and administrative expenses	36,636	30,033	149,635	143,233
Depreciation and amortization	14,983	13,570	58,314	59,776
Pre-opening costs	3,868	1,264	7,335	3,182
Impairment of goodwill and intangible assets	—	—	209,556	162,624
Other operating expense, net	8,985	8,453	22,403	24,796
Gains on the sale of company-operated restaurants	(613)	(4,639)	(3,243)	(3,255)
	302,184	298,188	1,483,384	1,488,770
Earnings (loss) from operations	24,009	51,102	(18,070)	82,536
Other pension and post-retirement expenses, net	1,342	1,579	5,814	6,843
Interest expense, net	18,223	18,525	78,941	80,016
Earnings (loss) from continuing operations and before income taxes	4,444	30,998	(102,825)	(4,323)
Income tax (benefit) expense	(1,352)	9,056	(22,106)	32,372
Net earnings (loss)	$5,796	$21,942	$(80,719)	$(36,695)

Net earnings (loss) per share - basic (1)	$0.30	$1.13	$(4.24)	$(1.87)
Net earnings (loss) per share - diluted (1)	$0.30	$1.12	$(4.24)	$(1.87)

Weighted-average shares outstanding:
Basic	19,064	19,348	19,054	19,572
Diluted	19,154	19,510	19,054	19,572

Cash dividends declared per common share	$—	$0.44	$0.88	$1.76
___________________________
(1) Earnings (loss) per share may not add due to rounding

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 28, 2025	September 29, 2024
ASSETS
Current assets:
Cash	$51,531	$24,745
Restricted cash	30,282	29,422
Accounts and other receivables, net	90,311	83,567
Inventories	3,958	3,922
Prepaid expenses	15,826	13,126
Assets held for sale	18,329	16,493
Other current assets	10,135	10,002
Total current assets	220,372	181,277
Property and equipment, at cost:
Land	82,008	93,950
Buildings	967,676	963,699
Restaurant and other equipment	225,102	171,436
Construction in progress	39,444	49,445
	1,314,230	1,278,530
Less accumulated depreciation and amortization	(870,622)	(848,491)
Property and equipment, net	443,608	430,039
Other assets:
Operating lease right-of-use assets	1,371,454	1,410,083
Intangible assets, net	9,884	10,515
Trademarks	105,600	283,500
Goodwill	136,026	161,209
Deferred tax assets	41,268	—
Other assets, net	265,209	259,006
Total other assets	1,929,441	2,124,313
	$2,593,421	$2,735,629
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$29,489	$35,880
Current operating lease liabilities	159,267	162,017
Accounts payable	71,101	69,494
Accrued liabilities	170,766	166,868
Total current liabilities	430,623	434,259
Long-term liabilities:
Long-term debt, net of current maturities	1,674,487	1,699,433
Long-term operating lease liabilities, net of current portion	1,259,577	1,286,415
Deferred tax liabilities	—	13,612
Other long-term liabilities	167,005	153,708
Total long-term liabilities	3,101,069	3,153,168
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 83,012,784 and 82,825,851 issued, respectively	830	828
Capital in excess of par value	542,177	533,818
Retained earnings	1,769,205	1,866,660
Accumulated other comprehensive loss	(49,858)	(57,475)
Treasury stock, at cost, 64,120,270 and 63,996,399 shares, respectively	(3,200,625)	(3,195,629)
Total stockholders’ deficit	(938,271)	(851,798)
	$2,593,421	$2,735,629

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	52 Weeks Ended
	September 28, 2025	September 29, 2024
Cash flows from operating activities:
Net loss	$(80,719)	$(36,695)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	58,314	59,776
Amortization of franchise tenant improvement allowances and incentives	6,699	4,998
Deferred finance cost amortization	4,759	4,830
Excess tax deficiency from share-based compensation arrangements	1,568	51
Deferred income taxes	(57,705)	(10,812)
Share-based compensation expense	8,238	13,471
Pension and postretirement expense	5,814	6,843
Gains on cash surrender value of company-owned life insurance	(9,122)	(16,480)
Gains on the sale of company-operated restaurants	(3,243)	(3,255)
Gains on acquisition of restaurants	(6)	(2,702)
Losses on the disposition of property and equipment, net	2,161	185
Impairment charges and other	213,997	171,415
Changes in assets and liabilities, excluding acquisitions and dispositions:
Accounts and other receivables	(4,188)	19,905
Inventories	(37)	(25)
Prepaid expenses and other current assets	(6,648)	(297)
Operating lease right-of-use assets and lease liabilities	2,750	22,705
Accounts payable	(1,784)	(15,404)
Accrued liabilities	10,448	(135,159)
Pension and postretirement contributions	(6,395)	(5,937)
Franchise tenant improvement allowance and incentive disbursements	(7,683)	(2,486)
Other	25,140	(6,111)
Cash flows provided by operating activities	162,358	68,816
Cash flows from investing activities:
Purchases of property and equipment	(88,223)	(91,177)
Purchases of assets intended for sale or leaseback	(8,827)	(24,297)
Acquisition of franchise-operated restaurants	(7,193)	—
Proceeds from the sale and leaseback of assets	—	1,728
Proceeds from the sale of company-operated restaurants	6,384	19,400
Proceeds from the sale of property and equipment	19,870	24,975
Other	3,303	—
Cash flows used in investing activities	(74,686)	(69,371)
Cash flows from financing activities:
Borrowings on revolving credit facilities	—	6,000
Repayments of borrowings on revolving credit facilities	(6,000)	—
Principal repayments on debt	(29,861)	(29,892)
Dividends paid on common stock	(16,614)	(33,972)
Proceeds from issuance of common stock	2	2
Repurchases of common stock	(4,996)	(70,000)
Payroll tax payments for equity award issuances	(2,557)	(3,323)
Cash flows used in financing activities	(60,026)	(131,185)
Net (decrease) increase in cash and restricted cash	27,646	(131,740)
Cash and restricted cash at beginning of year	54,167	185,907
Cash and restricted cash at end of year	$81,813	$54,167

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

    The following table presents certain income and expense items included in our consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	12 Weeks Ended		52 Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Revenues:
Company restaurant sales	43.7%	43.3%	42.8%	45.1%
Franchise rental revenues	24.7%	25.0%	25.2%	23.9%
Franchise royalties and other	16.0%	15.6%	15.9%	15.2%
Franchise contributions for advertising and other services	15.6%	16.1%	16.1%	15.8%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	29.4%	28.4%	27.3%	28.1%
Payroll and employee benefits (1)	35.5%	35.0%	35.4%	33.6%
Occupancy and other (1)	22.1%	21.5%	20.6%	19.6%
Franchise occupancy expenses (2)	70.4%	66.1%	69.0%	65.4%
Franchise support and other costs (3)	7.8%	8.0%	8.2%	7.3%
Franchise advertising and other services expenses (4)	104.8%	105.0%	103.0%	104.2%
Selling, general and administrative expenses	11.2%	8.6%	10.2%	9.1%
Depreciation and amortization	4.6%	3.9%	4.0%	3.8%
Pre-opening costs	1.2%	0.4%	0.5%	0.2%
Impairment of goodwill and intangible assets	—%	—%	14.3%	10.3%
Other operating expense, net	2.8%	2.4%	1.5%	1.6%
Gains on the sale of company-operated restaurants	(0.2)%	(1.3)%	(0.2)%	(0.2)%
Earnings (loss) from operations	7.4%	14.6%	(1.2)%	5.3%
Income tax rate (5)	(30.4)%	29.2%	21.5%	(748.9)%
___________________________
(1)As a percentage of company restaurant sales.
(2)As a percentage of franchise rental revenues.
(3)As a percentage of franchise royalties and other.
(4)As a percentage of franchise contributions for advertising and other services.
(5)As a percentage of earnings (loss) from operations and before income taxes.

Jack in the Box Inc.

Jack in the Box systemwide sales (in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Company-operated restaurant sales	$93,753	$95,718	$416,715	$427,057
Franchised restaurant sales (1)	830,560	899,882	3,792,222	3,969,200
Systemwide sales (1)	$924,313	$995,600	$4,208,937	$4,396,257

Del Taco systemwide sales (in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Company-operated restaurant sales	$48,761	$55,699	$210,628	$281,978
Franchised restaurant sales (1)	159,378	164,243	708,208	674,804
Systemwide sales (1)	$208,139	$219,942	$918,836	$956,782
___________________________
(1)Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP MEASUREMENTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin.
Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.
Operating Earnings Per Share
Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding restructuring, integration and strategic initiatives, net COLI (gains) losses, pension and post-retirement benefit costs, impairment of goodwill and intangible assets, restaurant impairment charges, gains on the sale of company-operated restaurants, gain on acquisition of restaurants, gains on the sale of real estate to franchisees, excess tax shortfall from share-based compensation arrangements, and the tax-related impacts of the above adjustments.
Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.
Below is a reconciliation of Non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of Non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings (loss) per share:

Jack in the Box Inc.

	12 Weeks Ended		52 Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net income (loss), as reported	$5,796	$21,942	$(80,719)	$(36,695)
Restructuring, integration and strategic initiatives (1)	3,548	1,019	7,298	15,631
Net COLI (gains) losses (2)	(3,618)	(5,101)	(6,882)	(14,390)
Pension and post-retirement benefit costs (3)	1,342	1,579	5,814	6,843
Impairment of goodwill and intangible assets (4)	—	—	209,556	162,624
Restaurant impairment charges (5)	1,449	7,872	4,384	8,008
Gains on the sale of company-operated restaurants	(613)	(4,639)	(3,243)	(3,255)
Gain on acquisition of restaurants (6)	—	(345)	(6)	(2,702)
Excess tax shortfall from share-based compensation arrangements	85	46	1,568	51
Tax impact of adjustments (7)	(2,217)	194	(52,608)	(13,458)
Non-GAAP Adjusted Net Income	$5,772	$22,567	$85,162	$122,657

Diluted weighted-average shares outstanding - GAAP	19,154	19,510	19,054	19,572
Diluted weighted-average shares outstanding - non-GAAP (8)	19,154	19,510	19,175	19,774

Diluted earnings (loss) per share	$0.30	$1.12	$(4.21)	$(1.86)
Restructuring, integration and strategic initiatives (1)	0.19	0.05	0.38	0.79
Net COLI (gains) losses (2)	(0.19)	(0.26)	(0.36)	(0.73)
Pension and post-retirement benefit costs (3)	0.07	0.08	0.30	0.35
Impairment of goodwill and intangible assets (4)	—	—	10.93	8.22
Restaurant impairment charges (5)	0.08	0.40	0.23	0.40
Gains on the sale of company-operated restaurants	(0.03)	(0.24)	(0.17)	(0.16)
Gain on acquisition of restaurants (6)	—	(0.02)	0.00	(0.14)
Excess tax shortfall from share-based compensation arrangements	0.00	0.00	0.08	0.00
Tax impact of adjustments (7)	(0.12)	0.01	(2.74)	(0.68)
Operating Earnings Per Share – non-GAAP (9)	$0.30	$1.16	$4.44	$6.20
___________________________
(1)Restructuring, integration and strategic initiatives reflect charges that are not part of our ongoing operations, including consulting fees for discrete project-based strategic initiatives that are not expected to recur in the foreseeable future.
(2)Net COLI (gains) losses reflect market-based adjustments on the company-owned life insurance policies which support our non-qualified benefit plans.
(3)Pension and post-retirement benefit costs are the gains and losses relating to our two legacy defined benefit pension plans, as well as our two legacy post-retirement plans.
(4)Impairment of goodwill and intangible assets recognized on the Del Taco reporting unit.
(5)Restaurant impairment charges relates to impairments for property and equipment, net, and right of use assets.
(6)Relates to the gains on acquisition of Del Taco restaurants in Michigan.
(7)Tax impacts for the quarter calculated based on the non-GAAP Operating EPS tax rate of 11.9% in the fourth quarter of 2025 and 28.1% in the fourth quarter of 2024. Tax impacts for the year calculated based on the non-GAAP Operating EPS tax rate of 25.4% for the full fiscal year 2025 and 27.2% for the full fiscal year 2024.
(8)The non-GAAP diluted weighted-average shares outstanding amounts include those securities that would be dilutive in the respective period that have a net loss for GAAP purposes, but have net income for non-GAAP purposes.
(9)Operating Earnings Per Share - non-GAAP may not add due to rounding.

Jack in the Box Inc.

Adjusted EBITDA
Adjusted EBITDA represents net earnings (loss) on a GAAP basis excluding income taxes, interest expense, net, gains on the sale of company-operated restaurants, other operating expenses, net, impairment of goodwill and intangible assets, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and incentives, net COLI (gains) losses, and pension and post-retirement benefit costs.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (loss) (in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net earnings (loss) - GAAP	$5,796	$21,942	$(80,719)	$(36,695)
Income taxes	(1,352)	9,056	(22,106)	32,372
Interest expense, net	18,223	18,525	78,941	80,016
Gains on the sale of company-operated restaurants	(613)	(4,639)	(3,243)	(3,255)
Other operating expense, net (1)	8,985	8,453	22,403	24,796
Impairment of goodwill and intangible assets (2)	—	—	209,556	162,624
Depreciation and amortization	14,983	13,570	58,314	59,776
Amortization of cloud-computing costs (3)	447	822	2,391	4,487
Amortization of favorable and unfavorable leases and subleases, net	(54)	135	(60)	701
Amortization of franchise tenant improvement allowances and incentives	1,459	1,168	6,522	4,998
Net COLI (gains) losses (4)	(3,618)	(5,101)	(6,882)	(14,390)
Pension and post-retirement benefit costs (5)	1,342	1,579	5,814	6,843
Adjusted EBITDA – non-GAAP	$45,598	$65,510	$270,931	$322,273
___________________________
(1)Other operating expense, net includes: restructuring, integration and strategic initiatives; costs of closed restaurants; restaurant impairment charges; accelerated depreciation and gains on disposition of property and equipment, net.
(2)Impairment of goodwill and intangible assets recognized on the Del Taco reporting unit.
(3)Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(4)Net COLI (gains) losses reflect market-based adjustments on the company-owned life insurance policies which support our non-qualified benefit plans.
(5)Pension and post-retirement benefit costs are the gains and losses relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.

Jack in the Box Inc.

Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, pre-opening costs, impairment of goodwill and intangible assets, other operating expenses, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants.
Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings (loss) from operations, for the 12-weeks ended (in thousands):

	12 weeks ended September 28, 2025
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings (loss) from operations - GAAP	$56,835	$157	$(32,982)	$24,010
Franchise rental revenues	(72,481)	(8,182)	—	(80,663)
Franchise royalties and other	(44,343)	(7,735)	—	(52,078)
Franchise contributions for advertising and other services	(44,193)	(6,744)	—	(50,937)
Franchise occupancy expenses	49,314	7,468	—	56,782
Franchise support and other costs	2,693	1,388	—	4,081
Franchise advertising and other services expenses	46,393	6,996	—	53,389
Selling, general and administrative expenses	15,424	6,761	14,451	36,636
Depreciation and amortization	—	—	14,983	14,983
Pre-opening costs	2,482	1,386	—	3,868
Other operating expense, net	3,562	1,875	3,548	8,985
Gains on the sale of company-operated restaurants	(569)	(44)	—	(613)
Restaurant-Level Margin- Non-GAAP	$15,117	$3,326	$—	$18,443

Company restaurant sales	$93,753	$48,761	$—	$142,514

Restaurant-Level Margin % - Non-GAAP	16.1%	6.8%	N/A	12.9%

Jack in the Box Inc.

	12 weeks ended September 29, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$75,345	$4,325	$(28,568)	$51,102
Franchise rental revenues	(79,877)	(7,404)	—	(87,281)
Franchise royalties and other	(46,677)	(7,786)	—	(54,463)
Franchise contributions for advertising and other services	(48,797)	(7,332)	—	(56,129)
Franchise occupancy expenses	50,338	7,336	—	57,674
Franchise support and other costs	3,332	1,043	—	4,375
Franchise advertising and other services expenses	50,759	8,172	—	58,931
Selling, general and administrative expenses	8,201	7,854	13,978	30,033
Depreciation and amortization	—	—	13,570	13,570
Pre-opening costs	1,052	213	—	1,265
Other operating expense, net	4,266	3,167	1,020	8,453
Gains on the sale of company-operated restaurants	(258)	(4,381)	—	(4,639)
Restaurant-Level Margin- Non-GAAP	$17,684	$5,207	$—	$22,891

Company restaurant sales	$95,718	$55,699	$—	$151,417

Restaurant-Level Margin % - Non-GAAP	18.5%	9.3%	N/A	15.1%
___________________________
(1)The "Other" category includes shared services costs and other unallocated costs
(2)The totals might not agree to consolidated within the Form 10-K due to rounding

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, pre-opening, impairment of goodwill and intangible assets, other operating expenses, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Jack in the Box Inc.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations, for the 12-weeks ended (in thousands):

	12 weeks ended September 28, 2025
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$56,835	$157	$(32,982)	$24,010
Company restaurant sales	(93,753)	(48,761)	—	(142,514)
Food and packaging	28,396	13,553	—	41,949
Payroll and employee benefits	31,618	19,009	—	50,627
Occupancy and other	18,623	12,873	—	31,496
Selling, general and administrative expenses	15,424	6,761	14,451	36,636
Depreciation and amortization	—	—	14,983	14,983
Pre-opening costs	2,482	1,386	—	3,868
Impairment of goodwill and intangible assets	—	—	—	—
Other operating expense, net	3,562	1,875	3,548	8,985
Gains on the sale of company-operated restaurants	(569)	(44)	—	(613)
Franchise-Level Margin - Non-GAAP	$62,618	$6,809	$—	$69,427

Franchise rental revenues	$72,481	$8,182	$—	$80,663
Franchise royalties and other	44,343	7,735	—	52,078
Franchise contributions for advertising and other services	44,193	6,744	—	50,937
Total franchise revenues	$161,017	$22,661	$—	$183,678

Franchise-Level Margin % - Non-GAAP	38.9%	30.0%	N/A	37.8%

	12 weeks ended September 29, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$75,345	$4,325	$(28,568)	$51,102
Company restaurant sales	(95,718)	(55,699)	—	(151,417)
Food and packaging	28,964	14,009	—	42,973
Payroll and employee benefits	31,274	21,748	—	53,022
Occupancy and other	17,794	14,737	—	32,531
Selling, general and administrative expenses	8,201	7,854	13,978	30,033
Depreciation and amortization	—	—	13,570	13,570
Pre-opening costs	1,052	213	—	1,265
Other operating expense, net	4,266	3,167	1,020	8,453
Gains on the sale of company-operated restaurants	(258)	(4,381)	—	(4,639)
Franchise-Level Margin - Non-GAAP	$70,920	$5,973	$—	$76,893

Franchise rental revenues	$79,877	$7,404	$—	$87,281
Franchise royalties and other	46,677	7,786	—	54,463
Franchise contributions for advertising and other services	48,797	7,332	—	56,129
Total franchise revenues	$175,351	$22,522	$—	$197,873

Franchise-Level Margin % - Non-GAAP	40.4%	26.5%	N/A	38.9%
___________________________
(1)The "Other" category includes shared services costs and other unallocated costs
(2)The totals might not agree to consolidated within the Form 10-K due to rounding
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